                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549




                                  FORM 8-K



                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934




     Date of report (Date of earliest event reported):  OCTOBER 22, 1996


                           RESPONSE ONCOLOGY, INC.
           (Exact name of registrant as specified in its charter)

                                  TENNESSEE
               (State or other jurisdiction of incorporation)



        0-15416                                           62-1212264
(Commission File Number)                    (I.R.S. Employer Identification No.)



             1775 MORIAH WOODS BLVD., MEMPHIS, TENNESSEE  38117
        (Address of principal executive offices, including Zip Code)


                               (901) 761-7000
            (Registrant's telephone number, including Area Code)


                               NOT APPLICABLE
        (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 22, 1996, the Registrant acquired (the "Transaction") from the stockholders of Hematology Oncology Associates of the Treasure Coast, P.A., a Florida professional association (the "Sellers") 100% of the outstanding common stock (the "Acquired Stock") of Hematology Oncology Associates of the Treasure Coast, P.A. (the "Acquired Business"). The total consideration (the "Purchase Price") for the Acquired Stock was approximately $10.8 million, approximately $915,000 of which was paid in cash, approximately $1.3 million was paid in the form of the Registrant's long-term unsecured interest-bearing amortizing promissory notes (the "Long-Term Notes"), approximately $6.4 million was paid in the form of the Registrant's short-term interest-bearing promissory notes (the "Short-Term Notes") and the balance being paid by delivery of 167,691 shares of common stock of the Registrant (the "Registrant Common Stock"). The quarterly payments of interest and principal under the Long-Term Notes may, at the election of the Sellers, be paid in Registrant Common Stock based on a conversion price in excess of the current market price of the Registrant Common Stock. The offer, sale and delivery of the Long-Term Notes and the Registrant Common Stock issued at closing and potentially issuable by the Registrant in full or partial satisfaction of the Long-Term Notes have not been registered under the Securities Act of 1933 in reliance upon an exemption from such registration.

         The Acquired Stock was purchased by the Registrant directly from the Sellers. At the time of the Transaction, the Sellers had no material relationship with the Registrant. The assets of the Acquired Business include medical equipment, accounts receivable, office furnishings and fixtures, inventory and supplies, rights under a certain lease for certain office space, employee base and expertise, know-how in respect of management of a medical practice in the oncology and hematology specialty, computer systems, accounting books and records and other intangible assets. Such assets were historically used in the conduct by the Acquired Business of a group medical practice in the oncology and hematology specialty.

         Simultaneous with the consummation of the Transaction, a newly-formed professional association wholly owned by the Sellers and formed to continue the group medical practice theretofore conducted by the Sellers (the "New PA") entered into a long-term management services agreement (the "Service Agreement") with the Registrant for the management by the Registrant of the non-medical aspects of the practice thereafter conducted by the New PA. Pursuant to the Service Agreement, the Registrant will manage the non-medical aspects of the New PA's business and will permit the New PA to use office space, equipment and other assets owned or leased by the Acquired Business in exchange for an agreed- upon management fee.

         The cash portion of the Purchase Price was provided from the proceeds from the issuance of an 8% unsecured convertible promissory note to Seafield Capital Corporation, which owns a majority of the outstanding common stock of the Registrant.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         Audited financial statements required to be filed pursuant to Rule 3-05 of Regulation S-X have been previously filed by the Registrant as part of the Registrant's registration statement of Form S-2, Registration #333-08289, which was filed on July 17, 1996. It is impracticable for the Registrant to provide with this Current Report the interim financial statements for the Seller required to be filed pursuant to Rule 3-05 of Regulation S-X and pro forma financial information required to be filed pursuant to Article 11 of Regulation S-X because all such financial statements and information are presently not available. Such financial statements and pro forma financial information shall be filed as soon as it becomes available, but in any event no later than January 9, 1997.

         Also included herewith is Exhibit 10(z), Stock Purchase Agreement by and among Response Oncology, Inc., Stockholders of Hematology Oncology Associates of the Treasure Coast, P.A. and Hematology Oncology Associates of the Treasure Coast, P.A. dated as of October 1, 1996.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            RESPONSE ONCOLOGY, INC.


Dated:  November 4, 1996                    By: /s/ Debbie K. Elliott
                                               ---------------------------------
                                               Debbie K. Elliott, Executive
                                               Vice President, Finance

                                    EXHIBIT INDEX

                                                                                        SEQUENTIALLY
EXHIBIT                                                                                   NUMBERED
NUMBER                              DESCRIPTION OF EXHIBIT                                  PAGE
------                              ----------------------                                  ----
10(z)           Stock Purchase Agreement by and among Response Oncology, Inc.,
                Stockholders of Hematology Oncology Associates of the Treasure
                Coast, P.A. and Hematology Oncology Associates of the Treasure
                Coast, P.A. dated as of October 1, 1996.
